As filed with the Securities and Exchange Commission on November 25, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNOVUS FINANCIAL CORP.
(Exact Name of Registrant as Specified in Its Governing Instruments)

Georgia	58-1134883
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1111 Bay Avenue, Suite 500
P.O. Box 120
Columbus, Georgia 30319
Telephone: (706) 649-2311
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Alana L. Griffin
Deputy General Counsel
Synovus Financial Corp.
1111 Bay Avenue, Suite 501
Columbus, Georgia 31901
Telephone: (706) 644-2485
(Name, Address, including Zip Code and Telephone Number including Area Code, of Agent For Service)

Copies to:

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Aggregate Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Share(1)	Offering Price	Fee(2)
Common stock, par value $1.00 per share	3,000,000	$6.75	$20,250,000	795.83

(1)	Pursuant to Rule 457(c), the offering price is computed on the basis of the average high and low prices of the Synovus Financial Corp. common stock, as reported by the New York Stock Exchange on November 21, 2008.

(2)	Calculated pursuant to Rule 457(o).

PROSPECTUS

Synovus Dividend Reinvestment and Direct Stock Purchase Plan

Plan Overview

This Prospectus describes the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, or the “Plan.” The Plan promotes long-term ownership in Synovus Financial Corp., or “Synovus”, by offering:

•	A simple, cost-effective method for purchasing shares of Synovus common stock directly from Synovus;

•	A way to increase your holdings in Synovus by reinvesting your cash dividends; and

•	The opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of Synovus to participate in the Plan. You can purchase your first shares of Synovus stock through the Plan by making an initial investment of $250 or more, which includes a one time enrollment fee of $15.

The Plan holds shares of our common stock, which is listed on the New York Stock Exchange, or “NYSE,” under the symbol “SNV.” On November 24, 2008, the closing price of our common stock was $7.74 per share.

Synovus Financial Corp.

Synovus is a financial services holding company, based in Columbus, Georgia, with approximately $34 billion in assets. Synovus provides integrated financial services including banking, financial management, insurance, mortgage, and leasing services through 32 wholly-owned subsidiary banks and other Synovus offices in Georgia, Alabama, South Carolina, Tennessee, and Florida. At September 30, 2008, our banks ranged in size from $113.1 million to $5.76 billion in total assets.

Our principal executive offices are located at 1111 Bay Avenue, Suite 501, Columbus, Georgia 31901 and our telephone number is (706) 644-1930.

Investing in Synovus stock involves risks. You should carefully consider the risks discussed in this prospectus and in our filings with the Securities and Exchange Commission before enrolling in the Plan.

The shares of Synovus stock offered under the Plan do not represent deposits, savings accounts or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Important Notice About this Prospectus

This Prospectus replaces and supersedes the Prospectus describing the Synovus Dividend Reinvestment and Direct Stock Purchase Plan dated October 23, 1997, as supplemented September 30, 2002.

Please read this Prospectus carefully. If you own shares now, or if you decide to buy shares in the future, then please keep this Prospectus with your permanent investment records, since it contains important information about the Plan.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. This Prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the words “Synovus,” “we,” “us” and “our” refer to Synovus Financial Corp. and its subsidiaries unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements made in the Prospectus or in the documents we file with the Securities and Exchange Commission, or “SEC”, that are incorporated by reference in this Prospectus are “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to Synovus’ beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond Synovus’ control and which may cause the actual results, performance or achievements of Synovus or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy generally. Forward-looking statements are not guarantees of performance. Forward-looking statements are based on our management’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Prospectus or in the documents incorporated herein by reference. Many of these factors are beyond Synovus’ ability to control or predict. These factors include, but are not limited to:

(1) competitive pressures arising from aggressive competition from other financial service providers;

(2) further deteriorations in credit quality, particularly in residential construction and development loans, may continue to result in increased non-performing assets and credit losses, which could adversely impact us;

(3) declining values of residential and commercial real estate may result in further write-downs of assets, which may increase our credit losses and negatively affect our financial results;

(4) our ability to manage fluctuations in the value of our assets and liabilities to maintain sufficient capital and liquidity to support our operations;

(5) the concentration of our nonperforming assets in certain geographic regions and with affiliated borrower groups;

(i)

(6) inadequacy of our allowance for loan loss reserve, or the risk that the allowance may be negatively affected by credit risk exposures;

(7) changes in the interest rate environment which may increase funding costs or reduce earning assets yields, thus reducing margins;

(8) changes in accounting standards, particularly those related to determination of allowance for loan losses and fair value of assets;

(9) slower than anticipated rates of growth in non-interest income;

(10) changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets, including a reduction in our debt ratings;

(11) inability to satisfy all conditions required to participate in the U.S. Treasury’s capital participation program, including obtaining the required shareholder vote to amend our articles of incorporation and bylaws, or to otherwise access the capital markets on terms that are satisfactory;

(12) the strength of the U.S. economy in general and the strength of the local economies and financial markets in which operations are conducted may be different than expected;

(13) the effects of an changes in trade, monetary and fiscal policies, and laws, including interest rate policies of the Federal Reserve Board;

(14) inflation, interest rate, market and monetary fluctuations;

(15) restrictions or limitation on access to funds from subsidiaries, thereby restricting our ability to make payments on our obligations or dividend payments;

(16) the availability and cost of capital and liquidity;

(17) the effect of the Emergency Economic Stabilization Act and other recent and proposed changes in governmental policy, laws and regulations, and the application thereof, including restrictions, limitations and/or penalties arising from banking, securities and insurance laws, regulations and examinations;

(18) the costs and effects of litigation, investigations or similar matters, or adverse facts and developments related thereto, including, without limitation, the pending litigation with CompuCredit Corporation relating to CB&T’s Affinity Agreement with CompuCredit;

(19) the volatility of our stock price;

(20) the actual results achieved by our implementation of Project Optimus, and the risk that we may not achieve the anticipated cost savings and revenue increases from this initiative; and

(21) other factors and other information contained in this document and in other reports and filings that Synovus makes with the SEC under the Exchange Act.

All written or oral forward-looking statements that are made by or are attributable to Synovus are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date on which the statements are made. Synovus undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

(ii)

Summary of the Plan

•	ENROLLMENT:

•	Interested investors who are not already shareholders can purchase shares through the Plan by submitting a completed Enrollment Form and making an initial investment of at least $250, which includes a one-time enrollment fee of $15.

•	Shareholders with shares held in a brokerage account may participate by registering some or all of their shares directly in their own name and submitting a completed Enrollment Form. There is no fee for existing shareholders to join the Plan.

•	Existing registered shareholders can participate by submitting a completed Enrollment Form. There is no fee for existing shareholders to join the Plan.

•	The Enrollment Form may be submitted in hard copy or you can enroll online through Investor ServiceDirect® at www.bnymellon.com/shareowner.

•	REINVESTMENT OF DIVIDENDS: You can reinvest all or, if you own 100 shares or more of Synovus stock, a portion of your cash dividends toward the purchase of additional shares of Synovus stock without paying trading fees. Full investment of your dividends is possible because Synovus will credit your account with both whole and fractional shares. Synovus pays dividends on both whole shares and fractional shares.

•	OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Synovus stock for fees that are typically lower than those charged by stockbrokers. You can invest a minimum of $50 at any one time, up to $250,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account as an individual or ongoing monthly debit. Full investment of your cash contribution is possible because Synovus will credit your account with both whole and fractional shares. Synovus pays dividends on both whole shares and fractional shares.

•	SAFEKEEPING OF CERTIFICATES: You can deposit your Synovus stock certificates for safekeeping at no cost to you. A certificate for the shares held in safekeeping will be sent to you, free of charge, upon request.

•	SELL SHARES CONVENIENTLY: If you choose to sell the Synovus stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

•	GIFTS OR TRANSFERS OF SHARES: You can give or transfer your Synovus shares to others through the Plan at no charge.

•	TRACKING YOUR INVESTMENT: You will receive a Plan statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account. You will also have access to your account online over the Internet. You can verify your account balance, change your dividend election, conduct purchase or sale transactions or request a statement at any time through Investor ServiceDirect® at www.bnymellon.com/shareowner.

Administrator of the Plan

Synovus has designated The Bank of New York Mellon, or the “Administrator,” to administer the Plan and act as Agent for the participants. The Bank of New York Mellon has designated its affiliates, BNY Mellon Shareowner Services and BNY Mellon Securities, and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

The Administrator may be contacted as detailed below.

Inquiries

For information about the Synovus Dividend Reinvestment and Direct Stock Purchase Plan:

Internet

You can obtain information about your Synovus account online via Investor ServiceDirect®. To gain access, you will need a password which you may establish when you first log on. If you have forgotten your password, call 1-877-987-7778 to have it reset.

To access Investor ServiceDirect®, please visit the BNY Mellon Shareowner Services web site at:

www.bnymellon.com/shareowner

Telephone

The Administrator may be contacted at the following toll-free number within the United States and Canada:

1-800-503-8903

An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

In Writing

You may also write the Administrator at the following address:

BNY Mellon Shareowner Services
P.O. Box 358035
Pittsburgh, PA 15252-8035

Be sure to include your name, address, daytime phone number and a reference to Synovus on all correspondence.

Commonly Asked Questions

Am I eligible to join the Plan?

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

•	If you do not currently own any Synovus stock, you can join the Plan by making an initial investment of at least $250, but not more than $250,000. You can get started in the Plan by returning a completed Enrollment Form to the Administrator along with your check payable to Synovus/BNY Mellon or by enrolling online through Investor ServiceDirect®. Investor ServiceDirect® can be accessed from the Synovus web site, www.synovus.com, at the Direct Stock Purchase Plan section found under Investor Relations or accessed from our Administrator’s web site at www.bnymellon.com/shareowner. Your initial investment can be made through Investor ServiceDirect® by authorizing a one-time automatic deduction from your bank account or by authorizing the automatic monthly investment feature and initiating your investment with only $50 and a commitment for at least five sequential monthly purchases. A one time $15 enrollment fee will be deducted from your initial investment. The Administrator will arrange for the purchase of shares for your Plan account but will not pay interest on amounts held pending investment. Please allow two weeks for your Plan account to be established, initial shares to be purchased and a statement mailed to you.

•	If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should instruct your broker, bank, or trustee to register some or all of your Synovus shares directly in your name. You can then join the Plan by returning a completed Enrollment Form to the Administrator or by enrolling online through Investor ServiceDirect®.

•	If you already own Synovus stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to Synovus Shareholder Services or by enrolling online through Investor ServiceDirect®.

How do I enroll?

Complete and sign the Enrollment Form included with this Prospectus and mail it to the address shown on the form or enroll online through Investor ServiceDirect®. Investor ServiceDirect® can be accessed from the Synovus web site, www.synovus.com, at the Direct Stock Purchase Plan section found under Investor Relations or accessed from our Administrator’s web site at www.bnymellon.com/shareowner.

Will I receive dividends?

Synovus’ Board of Directors may declare a dividend for distribution under Georgia law. Payment of dividends is a business decision made by our Board of Directors based primarily upon the results of operations, financial condition and capital requirements of Synovus. Synovus has historically paid quarterly dividends to its shareholders. However, the amount and timing of dividends may be changed, or the payment of cash dividends may be terminated, at any time without notice.

Can I have my cash dividends electronically deposited into my bank or other financial account?

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Enrollment Form and submit the form to the Administrator in hard copy or online through Investor ServiceDirect®. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

Can I reinvest some or all of my dividends in Synovus stock?

If you hold less than 100 shares of Synovus stock, you may choose to have all cash dividends reinvested in additional shares of stock without paying trading fees. If you own 100 shares or more of Synovus stock, you can choose to reinvest all or a portion of the cash dividends paid on your shares held in the Plan without paying trading fees. You can make this election when you enroll in the Plan or at a later date. You can make or change your dividend reinvestment election at any time by notifying the Administrator. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally approximately 12 days prior to the payment date.)

If you own 100 shares or more of Synovus stock and you elect to reinvest your dividends, you must choose one of the following options when completing the Dividend Reinvestment section of the Enrollment Form:

Full Dividend Reinvestment

Purchase additional shares by reinvesting all of your cash dividends.

Partial Dividend Reinvestment

If you choose to reinvest less than all of your dividends, you will receive a cash dividend payment based on the number of full shares you specify and reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

If you choose partial dividend reinvestment, you can have the remaining cash portion of your dividend deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate section of the Enrollment Form or notify the Administrator. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

Can I discontinue reinvesting my dividends?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, your notification must be received prior to the record date for that dividend. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of your shares or have the Administrator electronically transfer your shares to your brokerage account.

Can I make additional cash investments when I want to?

You can purchase additional shares of Synovus stock by using the Plan’s optional cash investment feature. You must invest at least $50 each time and cannot invest more than $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Trading fees of $.06 per share will be deducted except when Synovus issues new shares.

•	Check:

You may make optional cash investments by sending a check payable to Synovus/BNY Mellon. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement and mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $35 fee will be assessed for a check that is returned for insufficient funds. The Administrator will deduct a processing fee of $2.50 per check.

•	Automatic Withdrawal from your Bank Account:

You may authorize an individual automatic deduction from your bank account through Investor ServiceDirect® for each purchase. Funds will be deducted from your bank account upon authorization. Alternatively, you may choose to make regular monthly purchases by authorizing automatic monthly withdrawals from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing or via Investor ServiceDirect® to change or terminate automatic withdrawal. A $35 fee will be assessed if your account has insufficient funds available for withdrawal. The Administrator will deduct a processing fee of $1.00 per individual automatic investment. No processing fee is charged for automatic monthly deductions.

How are shares purchased?

The Administrator will make arrangements to use initial and optional cash investments to purchase Synovus shares as promptly as practical, but at least once every five business days. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

•	Source and Pricing of Shares:

Source of shares:  Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by Synovus from authorized but unissued shares or treasury shares.

Shares purchased in the open market:  If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements on the day the shares are purchased after the deduction of any applicable trading and service fees. All fractional shares are calculated to four decimals and are credited to your account.

Shares purchased from Synovus:  If the shares are purchased from Synovus, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the day the shares are purchased. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three day period surrounding the dividend payment date. If there is no trading of Synovus stock on the NYSE for a substantial period of time during the pricing period, then Synovus will determine the price per share on the basis of such market quotations as it considers appropriate.

•	Timing and Control:

Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither Synovus nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of Synovus’ stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of Synovus stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

How are my Plan shares held?

Shares of Synovus stock that you buy under the Plan will be maintained in your Plan account in book entry form. You will receive a periodic Plan statement detailing the status of your holdings.

Any Synovus shareholder may use the Plan’s “safekeeping” service to deposit their Synovus stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan. Certificates will be issued upon request to the Administrator.

To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.

Can I obtain a stock certificate if I want one?

You can certificate all or some of the book-entry shares in your Plan account by notifying the Administrator.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees) will be mailed to you. The Administrator will mail a certificate to you within two business days of the receipt of your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, you will be required to do a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under “What should I do if I want to transfer my Plan shares?” below.

How can I sell my shares?

You can sell any number of shares held in your Plan account by notifying Synovus Shareholder Services. The Administrator will make arrangements to sell Synovus stock as promptly as practicable. Requests for sales of Plan shares are generally processed daily. If a request to sell Plan shares is received before 1:00 p.m. Eastern Time, the sale request will, subject to market conditions and other factors, generally be processed that afternoon. Sale requests received after 1:00 p.m. Eastern Time will, subject to market conditions and other factors, generally be processed the next business day. The sale price will be the weighted average price of all shares sold for Plan participants during that period. You will receive the proceeds of the sale less a $15 sales transaction fee, a $0.12 per share trading fee, and any required tax withholdings.

You can choose to sell your shares through a stockbroker of your choice by requesting a certificate for your shares from the Administrator and delivering it to your broker. If you wish to transfer shares electronically to your brokerage account, please contact the Administrator.

Please note that if your total registered holdings fall below one share, the Administrator may liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

•	Timing and Control:

Because the Administrator will sell the shares on behalf of the Plan, neither Synovus nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of Synovus’ stock. That is, if you send in a request to sell shares, it is possible that the market price of Synovus stock could go down or up before the stock is sold. In addition, you will not earn interest on a sales transaction.

What should I do if I want to transfer my Plan shares?

You can transfer Synovus shares to anyone you choose. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. In order to transfer the ownership of all or part of the whole shares of Synovus stock held in your Plan account, you must mail the Administrator instructions along with a properly signed stock power. The stock power form can be obtained from the Administrator, a bank or a stockbroker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. The Administrator will automatically place such new accounts in full dividend reinvestment status. The recipients of gifts or transfers, at their discretion, may then elect another option. The Administrator will send recipients of gifts or transfers a notice of such transfer.

How can I track my investments?

If you hold 100 or more shares of Synovus stock and participate in dividend reinvestment, Synovus Shareholder Services will mail you a quarterly statement showing all transactions (shares purchased, amounts invested, purchase prices) for your account including year-to-date share balance and other account information. If you are a participant and hold less than 100 shares of Synovus stock, the Administrator will mail you an annual statement providing detail of each quarterly dividend reinvestment as well as any other transactions during the year. Supplemental statements or notices will be sent when you make an initial or optional cash investment, or a safekeeping deposit, transfer or withdrawal of shares. You may also view your Plan account and order duplicate statements through Investor ServiceDirect® at www.bnymellon.com/shareowner.

If you do not participate in dividend reinvestment, the Administrator will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will provide information regarding your holdings on your quarterly dividend check stub or, if you participate in direct deposit of your dividend, on your deposit advice stub.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Plan Service Fees

Enrollment Fee For New Investors	$15.00 per account enrollment
Purchase Of Shares	Trading fee $.06 per share
Sale Of Shares (partial or full):
Transaction Fee	$15.00 per sale transaction
Trading Fee	$.12 per share
Reinvestment Of Dividends	No Charge
Optional Cash Investments:
Via Check	$2.50 per investment
Via Individual Electronic Investment	$1.00 per investment
Via Monthly Automatic Investment	No Charge
Trading Fee	$.06 per share
Gift Or Transfer Of Shares	No Charge
Safekeeping Of Stock Certificates	No Charge
Certificate Issuance	No Charge
Returned Checks Or Rejected
Automatic Deductions	$35.00 per check or deduction
Duplicate Statements:
Current year	No Charge
Prior year(s)	$20.00 flat fee per request

The Administrator will deduct the applicable fees from either the investments or proceeds from a sale. All fees set forth above are subject to change following appropriate notice to Plan participants.

Am I protected against losses?

Your investment in the Plan is no different from any investment in shares held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

In addition, the purchase price for shares acquired through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell – both as to timing and pricing terms and related expenses – or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Administrator pending investment.

What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•	There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•	You have no control over the share price or timing of the sale or purchase of shares under the Plan. You cannot designate a specific price or date at which to sell or purchase Plan shares. As a result, if you send in an initial or optional cash payment, the market price of our common stock could either increase or decrease before your funds are used to purchase shares. In addition, you will not know the exact number of shares purchased until after the investment date. Similarly, the market price of our common stock could increase or decrease between the time you direct the Administrator to sell Plan shares and when the Administrator executes the sale on your behalf.

•	We may change our determination as to whether the Plan purchases shares directly from us, which could increase the fees you pay in connection with initial and optional cash investments under the Plan. Although we presently expect that most shares will be purchased directly from us in the form of either newly issued shares or treasury shares, we may, without giving you prior written notice, decide to instruct the Administrator to purchase shares of our common stock directly from third parties through open market transactions. Such purchases, with respect to initial and optional cash investments, will be subject to processing fees, which include any brokerage commission.

•	You will not earn any interest on your dividends or cash pending investment. No interest will be paid on dividends, cash or other funds held by the Administrator pending investment or disbursement.

•	The market price for our common stock varies, and you should purchase shares for long-term investment only. Although our common stock currently is traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

U.S. Federal Income Tax Information

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends the appropriate amount determined in accordance with U.S. Treasury regulations. An applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan.

You should rely only on the information incorporated by reference or provided in this Prospectus or in any Prospectus supplement. Synovus has authorized no one to provide you with different information. Synovus is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or in any Prospectus supplement is accurate as of any date other than the date on the front of the document.

Use of Proceeds

Proceeds from any newly issued shares of Synovus common stock purchased directly from us under the Plan will be available for general corporate purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from us, if any, under the Plan or the prices at which such shares will be sold. We will not receive any proceeds from shares purchased in the open market to meet the requirements of the Plan.

Miscellaneous

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room at the following address:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above. Please call 1-800- SEC-0330 for further information on the operations of the public reference facilities.

You may also inspect the reports and other information that we file with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We also maintain an Internet website at www.synovus.com, which contains information relating to us and our business. We are not incorporating the information on our website into this prospectus, and our website and the information appearing on our website are not a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede information in this Prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2008;

•	Current Reports on Form 8-K dated January 3, 2008, January 10, 2008, January 24, 2008, January 29, 2008, June 10, 2008, July 8, 2008, July 28, 2008, September 10, 2008 and November 14, 2008; and

•	The description of Synovus common stock contained in Synovus’ Registration Statement on Form 8-A filed with the SEC on August 21, 1989, as it may be amended from time to time.

You may request a copy of any of these filings (including exhibits we have specifically incorporated by reference in these filings), at no cost, by writing or telephoning us at the following address:

Director of Investor Relations
Synovus Financial Corp.
1111 Bay Avenue- Suite 501
Columbus, Georgia 31901
(706) 644-1930

Stock Splits, Stock Dividends and Other Distributions

In the event dividends are paid in Synovus stock, or if Synovus stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

Voting of Proxies

Synovus will send you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. Your shares will be voted in accordance with your instructions. If you do not vote or if you return your proxy card unsigned, none of your shares will be voted.

Responsibility of Administrator and Synovus

Neither Synovus nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

•	failure to terminate your account upon your death prior to receiving written notice of such death; or

•	purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

•	any fluctuation in the market value after purchase or sale of shares.

The payment of dividends is at the discretion of Synovus’ Board of Directors and will depend upon future earnings, the financial condition of Synovus and other factors. The Board may change the amount and timing of dividends at any time without notice.

Neither Synovus nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

Legal Matters

Alana L. Griffin, Deputy General Counsel of Synovus, gave her opinion regarding the validity of the stock covered by this Prospectus. Ms. Griffin is eligible to participate in the Plan.

Plan Modification or Termination

Synovus reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Synovus and the Administrator also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility or Termination

Synovus reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, Synovus Shareholder Services will notify the shareholder in writing and will continue to safekeep their shares but will no longer accept optional cash investments or reinvest their dividends. Synovus Shareholder Services will also issue a certificate upon request.

Foreign Participation

If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Synovus reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

Experts

The consolidated financial statements of Synovus Financial Corp. and subsidiaries as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 and KPMG LLP’s report as to the effectiveness of our internal control over financial reporting as of December 31, 2007 have been incorporated herein by reference to Synovus’ Annual Report on Form 10-K for the year ended December 31, 2007 in reliance upon the reports of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to changes in the Company’s method of accounting for income tax uncertainties during 2007 and changes in the Company’s accounting for share-based compensation, the recognition and disclosure of defined benefit pension and other postretirement plans, and the application of Staff Accounting Bulletin No. 108 for the consideration of effects of the prior year misstatements in 2006.

No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and, if given or made such information or representation must not be relied upon as having been authorized by Synovus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the financial condition and affairs of Synovus since the date of this Prospectus.

Dividend R einvestment and
Direct Stock
Purchase Plan

PROSPECTUS

November 25, 2008

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the issuance and sale of the securities being registered under this registration statement.

Amount
to be Paid

SEC registration fee	$796.00
NYSE Listing fee	5,700.00
Plan Administrator fee	30,000.00
Accounting fees and expenses	5,000.00
Printing fees	2,500.00
Miscellaneous	1,004.00

Total	$45,000.00

Item 15.	Indemnification of Directors and Officers

Georgia Business Corporation Code

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code, or “GBCC”, provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

In addition, Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC.

Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Synovus’ Articles of Incorporation and Bylaws; Insurance

In accordance with Article VIII of Synovus’ Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of Synovus shall be indemnified and held harmless by Synovus from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of Synovus; (b) because he or she is or was serving at the request of Synovus as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii) with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Pursuant to Article VIII of Synovus’ Bylaws, reasonable expenses incurred in any proceeding shall be paid by Synovus in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Synovus, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and Synovus has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

Synovus carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of Synovus for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of Synovus pursuant to the foregoing provisions, or otherwise, Synovus has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Synovus of expenses incurred or paid by a director, officer or controlling person of Synovus in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Synovus will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

Exhibit
Number	Description

4.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10- Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on May 10, 2006.
4.2	Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated July 24, 2008, as filed with the Securities and Exchange Commission on July 28, 2008.
5.1	Legal opinion of Alana L. Griffin, Deputy General Counsel of the Company, as to the legality of the securities being offered.
23.1	Consent of KPMG LLP.
23.2	Consent of Alana L. Griffin, Deputy General Counsel of the Company (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 25th day of November, 2008.

SYNOVUS FINANCIAL CORP.
(Registrant)

By:	/s/ Richard E. Anthony
Richard E. Anthony,
Principal Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Anthony and Frederick L. Green, III, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard E. Anthony Richard E. Anthony,	Principal Executive Officer and Chairman of the Board	Date: November 25, 2008

/s/ Frederick L. Green, III Frederick L. Green, III	President and Director	Date: November 25, 2008

/s/ Thomas J. Prescott Thomas J. Prescott,	Executive Vice President and Principal Financial Officer	Date: November 25, 2008

/s/ Liliana McDaniel Liliana McDaniel,	Chief Accounting Officer	Date: November 25, 2008

/s/ Daniel P. Amos Daniel P. Amos,	Director	Date: November 25, 2008

James H. Blanchard,	Director	Date: , 2008

/s/ Richard Y. Bradley Richard Y. Bradley,	Director	Date: November 25, 2008

/s/ Frank W. Brumley Frank W. Brumley,	Director	Date: November 25, 2008

Elizabeth W. Camp,	Director	Date: , 2008

/s/ Gardiner W. Garrard, Jr. Gardiner W. Garrard, Jr.,	Director	Date: November 25, 2008

/s/ T. Michael Goodrich T. Michael Goodrich,	Director	Date: November 25, 2008

/s/ V. Nathaniel Hansford V. Nathaniel Hansford,	Director	Date: November 25, 2008

/s/ Mason H. Lampton Mason H. Lampton,	Director	Date: November 25, 2008

/s/ Elizabeth C. Ogie Elizabeth C. Ogie,	Director	Date: November 25, 2008

H. Lynn Page,	Director	Date: , 2008

J. Neal Purcell,	Director	Date: , 2008

/s/ Melvin T. Stith Melvin T. Stith,	Director	Date: November 25, 2008

/s/ Philip W. Tomlinson Philip W. Tomlinson	Director	Date: November 25, 2008

/s/ William B. Turner, Jr. William B. Turner, Jr.,	Director	Date: November 25, 2008

/s/ James D. Yancey James D. Yancey,	Director	Date: November 25, 2008